ADVISOR AGREEMENT This Advisor Agreement (this “Agreement”) is entered into between Dutch Bros Inc., a Delaware corporation and its direct and indirect subsidiaries (collectively, the “Company”) and Charles Jemley (“Advisor”), effective as of September 3, 2024 (the “Effective Date”). The Company and Advisor are each a “Party” and together the “Parties.” RECITALS A. Advisor was employed by the Company as Chief Financial Officer until May 9, 2024, and subsequently as Strategic Advisor through September 2, 2024. B. The Company desires to retain Advisor to consult with and advise the Company and assist in the smooth transition of Advisor’s former duties as Chief Financial Officer to his successor on the terms described in this Agreement. C. Advisor is willing and able to perform such services, on the terms described in this Agreement. AGREEMENT The Parties therefore agree as follows: 1. Services. Advisor will consult with and advise the Company and assist in the smooth transition of Advisor’s former duties as Chief Financial Officer, from time to time at the Company’s request (the “Services”). Advisor will be available to provide the Services approximately 8 hours per week and will devote Advisor’s best efforts and skill to the performance of the Services. Advisor will not provide Services for more than 8 hours per week without the prior approval of the Company’s Chief Executive Officer or Chief Financial Officer. 2. Consideration. (a) The Company will pay Advisor for performance of the Services at an hourly rate of $750 (the “Hourly Rate”). Advisor will provide a monthly invoice detailing hours worked during each calendar month no less than 30 days following the end of such calendar month. The Company will pay all final, undisputed invoices no less than 30 days following the Company’s receipt of such invoice. The Company will reimburse Advisor for reasonable costs and expenses directly incurred by Advisor in order to perform the Services, and submitted in the format and with such supporting documentation as the Company may reasonably request. (b) The Compensation Committee of the Company’s Board of Directors (the “Board”) previously approved annual short term incentive cash bonus targets and metrics for 2024 for Advisor in Advisor’s role as Chief Financial Officer (the “2024 STI Calculations”). Subject to final approval by the Board or its Compensation Committee, Advisor will receive the payout amount determined using the 2024 STI Calculations (the “2024 STI Payout”), but prorated as follows: (1) 100% of the 2024 STI Payout for the portion of the year beginning January 1, 2024 and ending on May 15, 2024; (2) 75% of the 2024 STI Payout for the portion of the year beginning May 16, 2024 and ending on September 2, 2024; and (3) 0% of the 2024 STI Payout for the portion of the year beginning on the Effective Date and ending on December 31, 2024. The final 2024 STI Calculations and 2024 STI Payout may be changed by the Compensation Committee or Board at any time and will be determined by the Compensation Committee or Board, in its sole discretion, and paid by March 31, 2025. For the avoidance Dutch Bros Inc. Advisor Agreement Page 1 Exhibit 10.1

of doubt, Advisor will receive any annual bonus approved by the Compensation Committee or Board, prorated as described above, whether or not Advisor is still providing the Services through such payment date. (c) If Advisor timely elects continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following the date on which Advisor’s employment by the Company ended, the Company will pay directly to the carrier the full amount of Advisor’s COBRA premiums on behalf of Advisor for Advisor’s continued coverage under the Company’s health plans, including coverage for Advisor’s eligible dependents, until the earliest of (i) 12 months following the date on which Advisor’s employment by the Company ended, (ii) the expiration of Advisor’s eligibility for the continuation coverage under COBRA, or (iii) the date when Advisor becomes eligible for substantially equivalent health insurance coverage in connection with new employment (such period from Advisor’s termination date through the earliest of (i) through (iii), the “COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company, Advisor will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of Advisor’s eligible COBRA coverage period, if any. For purposes of this Section: (1) references to COBRA shall be deemed to refer also to analogous provisions of state law; and (2) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by Advisor under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are Advisor’s sole responsibility. Advisor agrees to promptly notify the Company as soon as Advisor becomes eligible for health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier on Advisor’s behalf, the Company will instead pay Advisor on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the value of Advisor’s monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding (such amount, the “Special Payment”), such Special Payment to be made without regard to Advisor’s election of COBRA coverage or payment of COBRA premiums and without regard to Advisor’s continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Payment shall end upon expiration of the COBRA Payment Period. 3. Intellectual Property Rights; Deliverable Rights; Promotional Rights. (a) Each Party will retain all Intellectual Property Rights owned by that Party before the Effective Date. Advisor agrees not to use the Company’s Intellectual Property Rights for any purpose or use other than to fulfill Advisor’s obligations under this Agreement. Advisor represents and warrants that any Intellectual Property Rights provided by Advisor to the Company in any form: (i) are owned by Advisor; and (ii) do not infringe on the Intellectual Property Rights of any third party. “Intellectual Property Rights” means all intellectual property rights, including patent rights, copyrights, moral rights, trademark rights, trade name rights, service mark rights, trade dress rights, trade secret rights, proprietary rights, privacy rights, and publicity rights, whether or not those rights have been filed or registered under any statute or are protected or protectable under applicable law. (b) All Intellectual Property Rights and all other rights in and to all documents, work product and other materials that are prepared or delivered by Advisor for or to the Company under this Agreement or prepared by or on behalf of Advisor in the course of performing the Services (collectively, the “Deliverable Rights”), will be owned by the Company. Advisor hereby assigns to the Company, or its designee, all of Advisor’s right, title, and interest in and to the Deliverable Rights. All original works of authorship made by Advisor within the scope of the Services and protectable by copyright are “works Dutch Bros Inc. Advisor Agreement Page 2 made for hire” as that term is defined in the United States Copyright Act. Advisor will assist the Company, or its designee, at the Company's expense, as may be reasonable and necessary to secure the Company's right, title, and interest in and to the Deliverable Rights. (c) Advisor grants the Company permission to use Advisor’s and its representatives’ logo, name, and biographical information (collectively, “Likenesses”) for promotional or other purposes, without payment or additional consideration. The Company may use the Likenesses on its website, on its social media accounts, and in all media and using any technologies, whether now known or later devised, and without restriction as to changes or alterations or use in composite works. The Company is not obligated to use the Likenesses in whole or in part. Advisor waives any right to inspect or approve the Company’s materials that include the Likenesses. Advisor may revoke this permission at any time by giving written notice to the Company. 4. Proprietary Information. (a) Advisor will hold in strictest confidence and will not disclose or, except in performing the Services, use any Proprietary Information. Advisor will take reasonable security precautions to keep confidential the Proprietary Information, such measures being at least as great as the precautions Advisor takes to protect its own confidential information, but in any event, exercising no less than reasonable care. (b) “Proprietary Information” means all business, commercial, technical, non-technical, operational, legal, human resources, or financial information (including, without limitation, the identity of and information relating to the Company’s suppliers, vendors, customers or employees) of or in the possession of the Company, in any form or medium, whether or not labelled as confidential or proprietary, that is disclosed or otherwise made available to Advisor, or is observed by Advisor, whether orally or in written, electronic, or other form, including any information of third parties which the Company is obligated to keep confidential, and including any copies or reproductions thereof in any form of medium, which may include, without limitation: (i) trade secrets; (ii) proprietary and confidential information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of the Company, such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, and marketing plans; (iii) patent and patent applications; (iv) Personal Information (defined below); (v) the Deliverable Rights; and (vi) all other information that Advisor knew, or reasonably should have known, was confidential or proprietary. (c) “Proprietary Information” does not include information that Advisor can demonstrate by clear and convincing evidence: (i) was in the public domain at the time it was disclosed to Advisor; (ii) entered the public domain subsequent to the time it was disclosed to Advisor, through no fault of Advisor; (iii) was in Advisor’s possession free of any obligation of confidence at the time it was disclosed to Advisor; (iv) was independently developed by Advisor without use of or reference to Proprietary Information; or (v) was lawfully delivered to Advisor by a third party without restrictions on such third party’s use, and without the breach (by Advisor or by the third party) of any obligation to the Company. Upon termination of this Agreement or as otherwise requested by the Company, Advisor will promptly return to the Company all documents and other tangible materials containing or embodying Proprietary Information, or, in the Company’s sole discretion, destroy all such documents and certify such destruction in writing to the Company. Dutch Bros Inc. Advisor Agreement Page 3

(d) Notwithstanding the foregoing in this Section 4, Advisor may disclose certain Proprietary Information without violating the obligations of this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Advisor gives the Company prompt prior written notice of such disclosure and makes every effort to obtain, or to assist the Company in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be made under seal, and made and used only for the purposes for which the law or regulation required, or for which the order was issued. (e) Pursuant to the terms of this Agreement, Advisor may receive from the Company Proprietary Information that constitutes personal data, personal information, personally identifiable information or similar information under any applicable privacy or data security laws or regulations (collectively, “Personal Information”), including, without limitation, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (as amended, the “CCPA”). Advisor is prohibited from retaining, using, or disclosing such Personal Information for any purpose other than for the specific purpose of performing the Services, including retaining, using, or disclosing such Personal Information for a Commercial Purpose (as defined in the CCPA) other than providing the Services. The Parties acknowledge and agree that Advisor’s access to Personal Information is not part of the consideration exchanged by the Parties in respect of this Agreement. If any individual contacts Advisor to make a request pertaining to their Personal Information, Advisor will promptly forward the request to the Company and will not respond to the individual except as instructed by the Company. Advisor will promptly take such actions and provide such information as the Company may request to help the Company fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws or regulations, including, without limitation, requests to access, delete, opt-out of the sale or sharing of, or receive information about the processing of, Personal Information pertaining to them. Advisor agrees to cooperate with the Company to further amend this Agreement as may be necessary to address compliance with applicable privacy or data security laws and regulations. Advisor hereby certifies that it understands the obligations under this Section 4(e) and will comply with them. 5. Non-Solicitation. During the term of this Agreement (the “Term”) and for one year thereafter, Advisor will not solicit or encourage any employee or consultant of the Company to leave the Company, nor will Advisor hire or engage, directly or indirectly, any employee or consultant of the Company for any reason. 6. Term; Termination. The Term began on the Effective Date and will continue until March 31, 2025, unless earlier terminated as set forth in this Section 6. Either Party may terminate this Agreement at any time, for any reason or no reason, by giving the other Party written notice stating the effective date of the termination. The Parties may extend the Term by mutual written agreement. This Agreement will automatically terminate in the event of either Party’s death or dissolution, as applicable. Sections 3 through 9 of this Agreement survive the termination or expiration of this Agreement, as well as any remedies for breach of this Agreement, and any other provision that, in order to give proper effect to its intent, should survive any expiration or termination. 7. Relationship of the Parties. Advisor is an independent contractor of the Company. Nothing in this Agreement creates a joint venture, partnership, agency, or franchise relationship between the Parties, or is intended to operate or be construed to create an employment relationship between the Parties. Advisor retains the right to perform the same or similar services for third parties. Neither Party will bind or attempt to bind, or to contract in the name of or create any liability against, the other Party. Advisor will not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Advisor is responsible for paying all due and owing taxes, including income taxes, incurred as a result of any payments made by the Company to Advisor under this Agreement. Dutch Bros Inc. Advisor Agreement Page 4

8. No Conflicts; Compliance with Laws; Compliance with Policies. (a) Advisor represents and warrants to the Company that: (i) Advisor is authorized to execute this Agreement; (ii) this Agreement is a valid, legally binding and enforceable obligation of Advisor; (iii) by entering into this Agreement, Advisor is not in breach of any other agreement with a third party; and (iv) neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party whether now in existence or arising in the future. (b) Advisor represents and warrants that the Services will comply with Applicable Laws, including, without limitation, the CCPA. Advisor will not take any action, or fail to take any action, that causes, or that would be reasonably likely to cause, the Company or any of its representatives or affiliates to be in violation of any Applicable Laws. “Applicable Laws” means all applicable, whether now in existence or future, statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction, in all cases as may be amended from time to time. (c) Advisor will comply with all applicable Company policies and procedures delivered by the Company to Advisor from time to time (“Company Policies”), including, without limitation, the Company’s Insider Trading Policy. 9. Miscellaneous. (a) This Agreement and the Services performed hereunder are personal to Advisor, and Advisor may not assign, transfer, or subcontract any rights or obligations under this Agreement without the written consent of the Company. Any attempt to do so will be null and void, and of no force or effect. The Company may transfer, subcontract, or assign any of its rights or obligations under this Agreement. (b) Any breach of Sections 3, 4, 5, or 8 will cause irreparable harm to the Company for which damages would not be an adequate remedy, and therefore, the Company will be entitled to immediate injunctive relief with respect thereto, in addition to any other remedies available to it at law or in equity, without the necessity of posting a bond or other security. (c) This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements, both written and oral, with respect to such subject matter. That certain Amended Offer Letter dated May 21, 2024 between the Parties is hereby terminated. No amendments, changes, modifications, or waivers of or to this Agreement will be effective unless set forth in writing and signed by both Parties. (d) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and to be valid and effective for all purposes. (e) In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect. Neither this Agreement nor any uncertainty or Dutch Bros Inc. Advisor Agreement Page 5 ambiguity herein will be construed or resolved against either Party as the drafting Party, whether under any rule of construction or otherwise. (f) ADVISOR ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, ADVISOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT ADVISOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SERVICES, OR THE TRANSACTIONS CONTEMPLATED HEREBY. (g) This Agreement is governed by and will be construed in accordance with the laws of the State of Oregon without reference to its conflicts of laws principles. If either Party brings an action or proceeding to enforce this Agreement, the prevailing Party will be entitled to an award of reasonable attorney fees and costs incurred, including on appeal. Exclusive jurisdiction for all legal actions or proceedings arising out of this Agreement, other than specific performance or injunction actions brought by the Company, is in the federal and state courts located in Oregon. (h) Notices under this Agreement must be in writing and delivered personally or by first class mail, fax, or electronic mail, and must be addressed to the Party to be notified at the address on the signature page hereto, or at such other address, fax number, or e-mail address as a Party may designate by giving 10 days’ advance written notice to the other Party. [Remainder of page intentionally left blank] Dutch Bros Inc. Advisor Agreement Page 6

The undersigned have executed this Agreement as of the Effective Date. COMPANY: DUTCH BROS INC. By:___________________________________ Christine Barone Chief Executive Officer and President Email : [●] Address: PO Box 1929 Grants Pass, OR 97526 ADVISOR: ______________________________________ Charles Jemley Email: ___[●]_________ Address: Dutch Bros Inc. Advisor Agreement Signature Page [●] /s/ Christine Barone /s/ Charles Jemley